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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 13, 2008
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                           FFD Financial Corporation
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             (Exact name of registrant as specified in its charter)


              Ohio                         0-27916              34-1921148
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(State or other jurisdiction of        (Commission            (IRS Employer
         incorporation)                File Number)        Identification No.)

                  321 North Wooster Avenue, Dover, Ohio 44622
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              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (330) 364-7777
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.
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      On November 13, 2008, FFD Financial Corporation (the "Company") entered into a Stock Purchase Agreement with Bulldog Investors, Kimball and Winthrop, Phillip Goldstein, and Andrew Dakos (collectively, the "Bulldog Group"), pursuant to which the Company purchased 65,833 common shares, no par value, of the Company from the Bulldog Group at a purchase price of $12.00 per share. The Stock Purchase Agreement also contained covenants by the Bulldog Group to refrain, for a period of ten years, from taking certain actions with respect to the Company, including, but not limited to, (i) acquiring, directly or indirectly any of the Company's assets, businesses, properties, or stock, (ii) participating in the solicitation of proxies to vote the Company's shares,
(iii) initiating or inducing another to initiate any shareholder proposal, (iv) seeking or encouraging the election or removal of any member of the Company's board of directors, (v) calling or seeking to call any meeting of the Company's shareholders, and (vi) seeking to control or influence the Company's management, board of directors, policies or affairs.

      The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 10 hereto and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an
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           Off-Balance Sheet Arrangement of a Registrant.
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      On November 17, 2008, the Company took an $800,000 advance from its $1 million line of credit (the "Line of Credit") with The Home Loan Savings Bank ("Home Loan"). The Company's obligation under the Line of Credit are secured by a pledge of 10% of the shares of stock in First Federal Community Bank ("First Federal"), the Company's wholly-owned subsidiary.

      Borrowings under the Line of Credit bear interest at a per annum rate of the Wall Street Journal U.S. Prime Rate plus 0.5%, with a minimum rate of 5.0% and a maximum rate of 24.0%. The Line of Credit contains usual and customary covenants, including, without limitation, covenants limiting other indebtedness, liens and certain asset sales and various financial covenants relating to the capital, assets and net worth of the Company and its subsidiaries. In the event of a default by the Company under the Line of Credit, Home Loan may terminate the commitments made under the Line of Credit, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the Line of Credit documents and all other rights available under the law.

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Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.
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      (a) -- (c). Not applicable.

      (d). Exhibits.

           Exhibit No.                       Description
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               10         Stock Purchase Agreement dated November 13, 2008
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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FFD FINANCIAL CORPORATION


                                       By: /s/ Trent B. Troyer
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                                           Trent B. Troyer
                                           President and Chief Executive Officer


Date: November 17, 2008